Exhibit 99.1

ADPT News - For Immediate Release

Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590

ADEPTUS HEALTH REPORTS SECOND QUARTER RESULTS

Net Patient Service Revenue Increase of 80.6%

Patient Volumes Up 70.9%

Six New Facilities Opened for a total of 38 Freestanding Facilities

Lewisville, Texas (July 30, 2014) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”) announced its results for the second quarter ended June 30, 2014. All comparisons included in this release are for the second quarter 2014 to the second quarter 2013 unless otherwise noted.

Second Quarter 2014 Highlights:

•                  Net patient service revenue was $44.2 million, an increase of 80.6% over prior year;

•                  Adjusted EBITDA was $5.9 million, an increase of 43.1% over prior year;

•                  Net loss attributable to Adeptus Health Inc. (operations for the 6 days following the initial public offering) was $2.0 million, including costs associated with our initial public offering of $2.4 million;

•                  Adjusted net loss per share was $(0.22) and GAAP net loss per share was $(0.21);

•                  Patient volumes (number of patient visits) were 31,134, an increase of 70.9% over prior year; and

•                  The Company opened six freestanding facilities during the second quarter 2014 for a total of 38 operating facilities.

Thomas S. Hall, President and Chief Executive Officer, said, “We are pleased with second quarter results as we continue to rapidly grow our First Choice Emergency Room network.  Our freestanding emergency rooms, which provide high-quality service by board-certified physicians, are clearly filling a need for convenient, neighborhood access to emergency medical care. We are transforming the patient experience, with improved access and reduced wait times resulting in patient satisfaction scores in the top 1% of emergency departments nationally, as measured by Press Ganey.”

“Additionally, we are pleased to announce the completion of a funding and development agreement with Medical Properties Trust (“MPT”) for an additional $150.0 million, which will further support our growth initiatives.  Our previous agreement with MPT included $100.0 million to fund the development of freestanding emergency room projects.”

Results of Operations for the Second Quarter 2014

For the second quarter of 2014, ADPT generated net patient service revenue of $44.2 million, an increase of 80.6%.  The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 17 to 38.

Adjusted EBITDA was $5.9 million, an increase of 43.1%. This increase was primarily attributable to a $19.7 million increase in net patient service revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives.

ADPT incurred a net loss of $9.4 million for the quarter, compared to net income of $1.3 million from the prior year. The increase in net loss was primarily attributable to an increase in interest expense and fees of $4.0 million related to our long-term debt, costs associated with our initial public offering of $5.0 million and an increase of other operating costs of $1.7 million related to our growth initiatives.

During the quarter, Adeptus Health completed an initial public offering of Class A common shares. The shares began trading on the New York Stock Exchange on June 25, 2014. Net proceeds of $96.2 million from the initial public offering were used to repay a portion of ADPT’s outstanding indebtedness, with remaining proceeds be used for general corporate purposes, including working capital to support ADPT’s facility expansion efforts. As of June 30, 2014, we had 9,809,160 and 10,741,839 Class A and Class B Common Shares outstanding, respectively, for a total of 20,550,999 Common Shares outstanding.

Market Outlook

There is a critical unmet need for improved emergency care in the U.S. and the current system is overburdened. Demand has grown dramatically, with emergency room visits increasing 46.7%, from 90.8 million in 1992 to 133.2 million in 2012, while the number of emergency room departments decreased by 11.4% over the same period, from approximately 5,035 in 1992 to approximately 4,460 in 2012, according to the American Hospital Association, or AHA.

In their 2014 National Report Card on America’s emergency care environment, the American College of Emergency Physicians, or ACEP, assigned an overall grade of “D-” for the category of access to emergency care.  This is reflective of too few emergency departments to meet the needs of a growing, aging population and the projected increase in the number of insured individuals as a result of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or PPACA.

The Company believes freestanding emergency rooms are an essential part of the solution, providing access to quality care and offering a significantly improved patient experience relative to traditional hospital emergency departments. The Company expects to have 53 freestanding emergency rooms in operation by year end and is well positioned to continue its growth into 2015 and beyond.

Conference Call

ADPT management will host a live conference call and audio webcast today, Wednesday, July 30, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time), to discuss the Company’s second quarter 2014 financial results.  Participants may listen to the audio webcast by accessing http://www.videonewswire.com/event.asp?id=100110 or analysts may dial in to 1-877-870-4263 and ask to be connected to the Adeptus Health Q2 earnings call. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.  Beginning one hour after the call, an archived recording of the webcast will be available on the Company’s Investor page at http://ir.adeptushealth.com/events-and-presentations/events/default.aspx and will be available for 30 days.

About Adeptus Health Inc.

Adeptus Health Inc. owns and operates First Choice Emergency Room, the largest network of independent freestanding emergency rooms in the United States.

About First Choice Emergency Room

First Choice Emergency Room is the nation’s leading network of independent freestanding emergency rooms; it is both the largest and the oldest. First Choice Emergency Room is transforming the delivery of emergency medical services for adult and pediatric emergencies by offering patients convenient, neighborhood access to emergency medical care. First Choice Emergency Room facilities are innovative, freestanding, and fully equipped emergency rooms with a complete radiology suite of diagnostic technology (CT scanners, ultrasound, and digital x-rays) and on-site laboratories. All First Choice Emergency Room locations are staffed with board-certified physicians and emergency trained registered nurses. First Choice Emergency Room has locations throughout Texas including Austin, Dallas/Fort Worth, Houston, San Antonio as well as Colorado in Colorado Springs and Denver.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.  Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s prospectus dated June 24, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 25, 2014. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreement; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s prospectus dated June 24, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 25, 2014.

These forward-looking statements involve known and unknown risks, inherent uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ materially from those contained in these forward-looking statements.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, advisory services paid to our Sponsor, facility pre-opening expenses, management recruiting expenses, stock compensation expense, costs associated with our initial public offering and other non-recurring costs.

This press release also includes presentation of Adjusted net loss per share, which is defined as net loss per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude costs associated with the Company’s initial public offering, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period.  Common stock calculations are treated as if the stock had been outstanding for the entire period.

These non-GAAP financial measures, Adjusted EBITDA and Adjusted net loss per share, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months		Six months
	ended June 30,		ended June 30,
	2014	2013	2014	2013

Patient service revenue	$51,946	$26,831	$96,475	$50,128
Provision for bad debt	(7,708)	(2,333)	(13,456)	(4,594)
Net patient service revenue	44,238	24,498	83,019	45,534
Operating expenses:
Salaries, wages and benefits	29,478	14,895	54,458	28,904
General and administrative	11,302	3,784	17,522	7,014
Other operating expenses	5,137	2,529	10,000	4,949
Loss from the disposal or impairment of assets	—	77	2	185
Depreciation and amortization	3,393	1,812	6,450	3,496
Total operating expenses	49,310	23,097	88,432	44,548
(Loss) income from operations	(5,072)	1,401	(5,413)	986
Other (expense) income:
Interest expense	(4,319)	(336)	(6,525)	(624)
Change in fair market value of derivatives	—	363	—	363
Total other (expenses) income	(4,319)	27	(6,525)	(261)
(Loss) income before provision for income taxes	(9,391)	1,428	(11,938)	725
Provision for income taxes	38	92	170	224
Net (loss) income	$(9,429)	$1,336	$(12,108)	$501
Less: Net loss attributable to the non-controlling interest	(7,413)	1,336	(10,092)	501
Net loss attributable to Adeptus Health Inc.	$(2,016)	$—	$(2,016)	$—
Net loss per share of Class A common stock:
Basic	$(0.21)		$(0.21)
Diluted	$(0.21)		$(0.21)
Weighted average shares of Class A common stock:
Basic	9,809,160		9,809,160
Diluted	9,809,160		9,809,160

Other information
Number of facilities	38	17	38	17

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(unaudited; in thousands)

	Three months		Six months
	ended June 30,		ended June 30,
	2014	2013	2014	2013

Net (loss) income	$(9,429)	$1,336	$(12,108)	$501
Depreciation and amortization	3,393	1,812	6,450	3,496
Interest expense	4,319	(27)	6,525	261
Provision for income taxes	38	92	170	224
Advisory Services Arrangement fees and expenses	155	131	293	262
Preopening expenses	1,600	257	3,008	1,197
Management recruiting expenses	56	—	156	—
Stock compensation expense	179	123	338	219
Public offering expenses	4,998	—	4,998	—
Other	634	430	1,206	520
Total adjustments	15,372	2,818	23,144	6,179
Adjusted EBITDA	$5,943	$4,154	$11,036	$6,680

Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three months	Six months
	ended June 30,	ended June 30,
	June 30, 2014	June 30, 2014
Weighted average common shares outstanding
Class A common shares (1)	9,809,160	9,809,160
Class B common shares (1)	10,741,839	10,741,839
Total Class A and B common shares	20,550,999	20,550,999

Net loss attributable to Adeptus Health Inc.	$(2,016)	$(2,016)
Net loss attributable to non-controlling interest	(7,413)	(10,092)
Total net loss	(9,429)	(12,108)
Less: IPO related expenses	4,998	4,998
Adjusted net loss	(4,431)	(7,110)
Adjusted net loss per share	$(0.22)	$(0.35)

(1) Due to the timing of our initial public offering, this calculation assumes that common shares have been outstanding for the entire period.

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$44,876	$11,495
Restricted cash	4,195	294
Accounts receivable, less allowance for doubtful accounts of $13,319 and $5,295, respectively	22,874	15,887
Other receivables and current assets	4,826	3,901
Medical supplies inventory	2,500	1,494
Total current assets	79,271	33,071
Property and equipment, net	76,353	62,087
Deposits	989	750
Deferred tax asset	34,449	—
Intangibles, net	20,905	21,795
Goodwill	61,009	61,009
Other long term assets	4,625	4,580
Total assets	$277,601	$183,292

LIABILITIES AND SHAREHOLDERS’/OWNERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,953	$15,207
Accrued compensation	12,978	9,158
Current maturities of long-term debt	84	504
Current maturities of capital lease obligations	86	58
Deferred rent	332	497
Total current liabilities	35,433	25,424
Long-term debt, less current maturities	100,000	75,000
Payable to related parties pursuant to tax receivable agreement	29,302	—
Capital lease obligation, less current maturities	4,085	3,849
Deferred rent	1,629	368
Total liabilities	170,449	104,641
Commitments and contingencies
Shareholders’/Owners’ equity
Founders equity	—	78,651
Preferred stock, $0.01 par value; 10,000,000 shares authorized and zero shares issued and outstanding at June 30, 2014	—	—
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 9,809,160 issued and outstanding at June 30, 2014	98	—
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized, 10,741,839 issued and outstanding at June 30, 2014	107	—
Additional paid in capital	53,364	—
Accumulated deficit	(2,016)	—
Accumulated other comprehensive income	(65)	—
Non-controlling interest	55,664	—
Total shareholders’/owners’ equity	107,152	78,651
Total liabilities and shareholders’/owners’ equity	$277,601	$183,292

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Six Months Ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net (loss) income	$(12,108)	$501
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss from the disposal or impairment of assets	2	185
Change in fair market value of derivatives	—	(363)
Depreciation and amortization	6,450	3,496
Amortization of deferred loan costs	453	99
Provision for bad debts	13,456	4,594
Stock-based compensation	338	219
Changes in operating assets and liabilities
Restricted cash	(3,901)	—
Accounts receivable	(20,443)	(5,592)
Other receivables and current assets	1,334	(13)
Medical supplies inventory	(1,006)	(124)
Other long-term assets	28	—
Accounts payable and accrued expenses	3,770	(30)
Accrued compensation	3,820	419
Deferred rent	1,096	(33)
Net cash provided by (used in) operating activities	(6,711)	3,358
Cash flows from investing activities:
Deposits	(239)	(364)
Proceeds from the sale of property and equipment	2,003	45
Capital expenditures	(22,020)	(11,563)
Net cash used in investing activities	(20,256)	(11,882)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters fees and expenses	96,226	—
Proceeds from long-term borrowings	93,955	8,000
Payment of deferred loan costs	(591)	(320)
Payments on borrowings	(69,377)	(1,931)
Payments of capital lease obligations	(23)	—
Payment of dividends	(60,000)	—
Distributions to partners	(9)	(17)
Contribution from partners	167	83
Net cash provided by financing activities	60,348	5,815
Net increase (decrease) in cash and cash equivalents	33,381	(2,709)
Cash, beginning of period	11,495	3,455
Cash, end of period	$44,876	$746